UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	000-33373	38-3291744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Main Street, Mt. Clemens, MI	48046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (586) 783-4500

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing

On April 13, 2011, Community Central Bank Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”) stating that trading in its common stock will be suspended at the opening of business on April 25, 2011, and the Company’s securities would be removed from listing and registration on NASDAQ.  This action is being taken in response to the Company’s decision not to pay NASDAQ’s annual listing fee for the reasons described below.

As previously announced, the Company has received notices from NASDAQ stating that the Company is not in compliance with the following NASDAQ Listing Rules: (i) Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2010 with the Securities and Exchange Commission (“SEC”); (ii) Rule 5450(a)(1) because the minimum bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days; and (iii) Rule 5550(a)(5) because the minimum market value of the Company's publicly held shares of common stock was below $1,000,000 for 30 consecutive business days.

The Company has until May 3, 2011, to regain compliance with the minimum closing bid price requirement and until June 28, 2011, to regain compliance with the minimum market value requirement.  The Company has until June 6, 2011 to submit a plan to regain compliance with Rule 5250(c)(1), and if NASDAQ accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Form 10-K due date, or until September 27, 2011, to regain compliance.  If the Company does not regain compliance by the applicable date or dates, NASDAQ will provide the Company a written notification that its common stock will be delisted.

The Company has the right until April 20, 2011 to appeal NASDAQ Staff’s determination to suspend trading in the Company’s securities and its delisting and deregistration from NASDAQ, but does not expect to do so due, in part, to the Company’s belief that it will be unable to regain compliance with at least one, if not all, of the aforementioned Listing Rules prior to the expiration of the applicable grace periods.

The Company, following delisting, will seek to have its shares quoted on the Pink Sheets, LLC ("Pink Sheets"), an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of companies. However, no registered broker-dealer that currently makes a market in the Company's shares has yet indicated an intention to sponsor the Company’s shares on the Pink Sheets, or to act as a market maker.  The Company can provide no assurance that a market maker will be willing to sponsor the Company’s common stock on the Pink Sheets, or that once the Company's common stock is quoted on the Pink Sheets it will continue to be quoted on the Pink Sheets or on any other forum.

Forward-Looking Statements. This document contains comments or information that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control, including the potential that the Company may not be able to find a market maker to sponsor the Company’s common stock for quotation on the Pink Sheets, or that once quoted on the Pink Sheets, that the the Company’s common stock will continue to be quoted on the Pink Sheets or on any other forum.  Future events and actual results may differ materially from those set forth herein, contemplated by, or underlying these forward-looking statements. The Corporation assumes no responsibility to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2011	COMMUNITY CENTRAL BANK CORPORATION (Registrant) By: /s/ Ray T. Colonius Ray T. Colonius Interim Chief Executive Officer Chief Financial Officer